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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of our report dated January 24, 2001, except as to Note 18, which is as of February 21, 2001, relating to the financial statements and financial statement schedule, which appears in Quest Diagnostics Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
May 3, 2001


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